UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

Biogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2024, Michael McDonnell, Chief Financial Officer of Biogen Inc. (the “Company”) notified the Company that he will retire from the Company effective February 28, 2025. Robin Kramer, the Company’s Chief Accounting Officer and Head of Global Business Services and Treasury has been appointed Chief Financial Officer effective upon Mr. McDonnell’s retirement. In the coming weeks and months, Mr. McDonnell will work closely with Ms. Kramer to ensure a smooth transition.

Ms. Kramer, age 59, joined the Company in 2018 and has served as our Senior Vice President, Chief Accounting Officer since December 2020. Prior to that, Ms. Kramer served as our Vice President, Chief Accounting Officer from November 2018 to December 2020. In this capacity, she has overseen key finance functions and led the Company’s Global Business Services and Treasury departments. Before joining the Company, Ms. Kramer held senior finance roles at Hertz Global Holdings, Inc., Fisher Scientific International, Inc. and The Gillette Company, and was an audit partner at Deloitte & Touche LLP, Ernst & Young LLP and Arthur Andersen LLP. Ms. Kramer currently serves as Chair of the Board of Directors and Audit Committee of Armata Pharmaceuticals and serves on the Board of Directors and Finance Committee of the Center for Women and Enterprise. She holds a B.S.B.A. in Accounting from Salem State University and is a licensed CPA in the Commonwealth of Massachusetts.

Ms. Kramer’s base salary will be $750,000 and she is eligible to participate in the Company’s annual bonus plan with a target bonus of 80% of her annual base salary. Ms. Kramer’s target long-term incentive (“LTI”) grant value for 2025 will be $3,750,000, which will be granted in accordance with the LTI plans and guidelines duly approved and in effect at the time of grant.

Under the existing executive severance plan for Executive Vice Presidents, Ms. Kramer will be entitled to receive:

•

In the event of a termination of employment other than for cause and other than by reason of Ms. Kramer’s death or disability, a lump sum severance payment equal to a minimum of 12 months of her then-annual base salary and target annual bonus, with an additional 2 months for each full year of service to a maximum benefit of 21 months.

•

If, within two years following a corporate transaction or a corporate change in control, Ms. Kramer experiences a termination of employment other than for cause or by reason of death or disability or experiences an involuntary employment action, a lump sum severance payment equal to two times her then-annual base salary plus target annual bonus. These payments are in lieu of any payment in the preceding paragraph. Ms. Kramer is also entitled to receive continuation of medical and dental insurance benefits if severance is payable under the severance plan for Executive Vice Presidents.

The above summary is not complete and is qualified in its entirety by the letter regarding employment arrangement, a copy of which is being attached as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 28, 2024, the Company issued a press release announcing that Mr. McDonnell will retire from the Company on February 28, 2025 and the appointment of Ms. Kramer as Chief Financial Officer effective upon Mr. McDonnell’s retirement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The press release being furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The exhibit listed on the Exhibit Index below is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Letter regarding employment arrangement of Robin Kramer dated October 28, 2024

99.1	Biogen’s press release dated October 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Inc.

By:	/s/ Wendell Taylor

Wendell Taylor

Secretary

Date: October 30, 2024